UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bering Drive, Suite #510
Houston, TX	77057
(Address of Principal Executive Offices)	(Zip Code)

(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
 Senior Secured Revolving Credit Agreement
On October 10, 2018, Lilis Energy, Inc. (the “Company”) entered into a five-year, $500 million senior secured revolving credit agreement (the “Revolving Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors (the “Guarantors”), BMO Harris Bank, N.A., as administrative agent, and the lenders party thereto. The Revolving Credit Agreement provides for a senior secured reserve based revolving credit facility with an initial borrowing base of $95 million. The borrowing base is subject to semiannual redeterminations in May and November of each year.
Borrowings under the Revolving Credit Agreement bear interest at a floating rate of either LIBOR or a specified base rate plus a margin determined based upon the usage of the borrowing base (subject to a 1% floor). The Company is required to pay a commitment fee of 0.5% per annum on any unused portion of the borrowing base. The Company’s obligations under the Revolving Credit Agreement are secured by first priority liens on substantially all of the Company’s and the Guarantors’ assets and are unconditionally guaranteed by each of the Guarantors.
The Company borrowed $60 million under the Revolving Credit Agreement at closing, leaving $35 million initially available for future borrowing. The Company used the initial borrowings to repay in full and retire the Company’s previously existing $50 million first lien credit facility (the credit agreement for which was amended and restated by the Revolving Credit Agreement), including accrued interest and a prepayment premium, and to pay transaction expenses. Future borrowings may be used to fund working capital requirements, including for the acquisition, exploration and development of oil and gas properties, and for general corporate purposes. The Revolving Credit Facility also provides for issuance of letters of credit in an aggregate amount up to $5,000,000.
The Revolving Credit Agreement matures on the earlier of the fifth anniversary of the closing date and the date that is 180 days prior to the maturity date of the Company’s Second Lien Credit Agreement (as defined below). Borrowings under the Revolving Credit Agreement are subject to mandatory repayment with the net proceeds of certain asset sales and debt incurrences or if a borrowing base deficiency occurs. The Company also may voluntarily repay borrowings from time to time and, subject to the borrowing base limitation and other customary conditions, may reborrow amounts that are voluntarily repaid. Mandatory and voluntary repayments generally will be made without premium or penalty.
The Revolving Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including covenants relating to: maintenance of books and records, financial reporting and notification, compliance with laws, maintenance of properties and insurance; and limitations on incurrence of indebtedness, liens, fundamental changes, international operations, asset sales, certain debt payments and amendments, restrictive agreements, investments, dividends and other restricted payments and hedging. It also requires the Company to maintain a ratio of Total Debt to EBITDAX (each as defined in the Revolving Credit Agreement) of not more than 4.00 to 1.00 and a ratio of current assets to current liabilities of not less than 1.00 to 1.00.
The Revolving Credit Agreement also provides for events of default, including failure to pay any principal, interest or other amounts when due, failure to perform or observe covenants, cross-default on certain outstanding debt obligations, inaccuracy of representations and warranties, certain ERISA events, change of control, the security documents or guaranty ceasing to be effective, and bankruptcy or insolvency events, subject to customary cure periods. Amounts owed by the Company under the Revolving Credit Agreement could be accelerated and become immediately due and payable following the occurrence an event of default.
The foregoing description of the terms of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the full copy of the Revolving Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Second Lien Amendment
On October 10, 2018, the Company entered into a sixth amendment (the “Second Lien Amendment”) to its existing second lien credit agreement, dated April 26, 2017 (the “Second Lien Credit Agreement”), by and among the Company, the Guarantors, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, including Värde Partners, Inc., as lead lender. Among other matters, the Second Lien Amendment amended the Second Lien Credit Agreement to permit the Company to enter into and incur indebtedness under the Revolving Credit Agreement and to provide for the reduction in the principal amount of the term loan under the Second Lien Credit Agreement pursuant to the Transaction Agreement (as defined and described below).
The foregoing description of the terms of the Second Lien Amendment is not complete and is qualified in its entirety by reference to the full copy of the Second Lien Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K.
Transaction Agreement
On October 10, 2018, the Company entered into a Transaction Agreement (the “Transaction Agreement”) by and among the Company and certain private funds affiliated with Värde Partners, Inc. (the “Värde Parties”), pursuant to which the Company agreed to:

•
issue to the Värde Parties (i) an aggregate of 5,952,763 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which includes 5,802,763 shares of Common Stock at an exchange price of $5.00 per share of Common Stock plus an additional 150,000 shares of Common Stock, and (ii) 39,254 shares of a newly created series of preferred stock of the Company, designated as “Series D 8.25% Convertible Participating Preferred Stock” (the “Series D Preferred Stock”), as consideration for the reduction by approximately $56.3 million of the outstanding principal amount of the term loan under the Second Lien Credit Agreement, together with accrued and unpaid interest and the make-whole amount thereon totaling approximately $11.9 million;

•
issue and sell to the Värde Parties 25,000 shares of a newly created subseries of the Company’s Series C 9.75% Convertible Participating Preferred Stock, designated as “Series C-2 9.75% Convertible Participating Preferred Stock” (the “Series C-2 Preferred Stock”), for a purchase price of $1,000 per share, or an aggregate of $25 million.

Closing of the issuance of the shares of Common Stock and Series D Preferred Stock and the issuance and sale of the shares of Series C-2 Preferred Stock pursuant to the Transaction Agreement occurred on October 10, 2018. The Company intends to use the net proceeds from the sale of the shares of Series C-2 Preferred Stock for general corporate purposes, including the acquisition, exploration and development of oil and gas properties.
Pursuant to an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C-1 9.75% Convertible Participating Preferred Stock and Series C-2 9.75% Convertible Participating Preferred Stock (the “Series C Certificate of Designation”) filed by the Company with the Secretary of State of Nevada on October 10, 2018, the outstanding 100,000 shares of the Company’s Series C 9.75% Convertible Participating Preferred Stock were re-designated as “Series C-1 9.75% Convertible Participating Preferred Stock” (the “Series C-1 Preferred Stock” and, together with the Series C-2 Preferred Stock, the “Series C Preferred Stock”). The Series C Preferred Stock and the Series D Preferred Stock are referred to collectively as the “Preferred Stock.”
The terms of the Series D Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Participating Preferred Stock (the “Series D Certificate of Designation” and, together with the Series C Certificate of Designation, the “Certificates of Designation”) filed by the Company with the Secretary of State of the State of Nevada on October 10, 2018. The following is a description of the material terms of the Series C Preferred Stock, the Series D Preferred Stock and the Transaction Agreement.

Ranking. The Series D Preferred Stock ranks senior to the Series C Preferred Stock, and the Series C Preferred Stock ranks senior to the Common Stock, with respect to dividends and rights on the liquidation, dissolution or winding up of the Company.
Stated Value. Each series of the Preferred Stock has a per share stated value of $1,000, subject to increase in connection with the payment of dividends in kind as described below (the “Stated Value”).
Dividends. Holders of the Series C Preferred Stock and the Series D Preferred Stock are entitled to receive cumulative preferential dividends, payable and compounded quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, at an annual rate of 9.75% of the Stated Value for the Series C Preferred Stock and 8.25% of the Stated Value for the Series D Preferred Stock until April 26, 2021, after which the annual dividend rate for each series will increase to 12.00% if paid in full in cash or 15.00% if not paid in full in cash. Dividends are payable, at the Company’s option, (i) in cash, (ii) in kind by increasing the Stated Value by the amount per share of the dividend or (iii) in a combination thereof. Dividends payable to holders of the Series C-2 Preferred Stock and the Series D Preferred Stock will commence January 1, 2018. The Company expects to pay dividends in kind for the foreseeable future. In addition to these preferential dividends, holders of the Preferred Stock will be entitled to participate in dividends paid on the Common Stock on an as-converted basis.
Optional Redemption. The Company has the right to redeem the Series C Preferred Stock, in whole or in part at any time (subject to certain limitations on partial redemptions), at a price per share equal to (i) the Stated Value then in effect multiplied by (a) 120% if redeemed during 2018, (b) 125% if redeemed during 2019 or (c) 130% if redeemed after 2019, plus (ii) accrued and unpaid dividends thereon and any other amounts payable by the Company in respect thereof (the “Series C Optional Redemption Price”). The Company has the right to redeem the Series D Preferred Stock, in whole or in part at any time (subject to certain limitations on partial redemptions), at a price per share equal to (i) the Stated Value then in effect multiplied by 117.5%, plus (ii) accrued and unpaid dividends thereon and any other amounts payable by the Company in respect thereof (the “Series D Optional Redemption Price” and, together with the Series C Operational Redemption Price, the respective “Optional Redemption Prices”). Each series of the Preferred Stock is perpetual and is not mandatorily redeemable at the option of the holders, except upon the occurrence of a Change of Control (as defined in the Certificates of Designation) as described below.
Conversion. Each share of Series C Preferred Stock is convertible at any time at the option of the holder into a number of shares of Common Stock equal to (i) the applicable Series C Optional Redemption Price divided by (ii) a conversion price of $6.15, subject to adjustment (the “Series C Conversion Price”). Each share of Series D Preferred Stock is convertible at any time at the option of the holder into a number of shares of Common Stock equal to (i) the Series D Optional Redemption Price divided by (ii) a conversion price of $5.50, subject to adjustment (the “Series D Conversion Price” and, together with the Series C Conversion Price, the “Conversion Prices”). The Conversion Prices will be subject to proportionate adjustment in connection with stock splits and combinations, dividends paid in stock and similar events affecting the outstanding Common Stock. Additionally, the Conversion Prices will be adjusted, based on a broad-based weighted average formula, if the Company issues, or is deemed to issue, additional shares of Common Stock for consideration per share that is less than the lesser of (i) $5.25 and (ii) the applicable Conversion Price then in effect, subject to certain exceptions and to the applicable Share Cap (as defined below).
The Company has the right to force the conversion of any or all of the outstanding shares of each series of the Preferred Stock if (i) the volume-weighted average price per share of the Common Stock on the principal exchange on which it is then traded has been at least 140% of the applicable Conversion Price then in effect for at least 20 of the 30 consecutive trading days immediately preceding the exercise by the Company of the forced conversion right and (ii) certain trading and other conditions are satisfied.
To comply with rules of the NYSE American (on which the Common Stock is traded), the Certificates of Designation provide that the number of shares of Common Stock issuable on conversion of a share of Preferred Stock may not exceed (i) in the case of the Series C-1 Preferred Stock (a) the Stated Value divided by (b) $4.42 (which was the closing price of the Common Stock on the NYSE American on January 30, 2018) (the “C-1 Share Cap”) or (ii) in the case of the Series C-2 Preferred Stock and the Series D Preferred Stock (a) the Stated Value divided by (b) $4.41 (which was the closing price of the Common Stock on the NYSE American on October 9, 2018) (together with the C-1 Share Cap, the “Share Caps”), in each case prior to the receipt of shareholder approval of the issuance of shares of Common Stock in excess of the applicable Share Cap upon conversion of shares of Preferred Stock of the applicable series. The Transaction Agreement requires the Company to seek such shareholder approval at its next annual meeting of shareholders. Accordingly, the Company intends to seek such shareholder approval at its 2019 annual meeting of shareholders.
Change of Control. Upon the occurrence of a Change of Control (as defined in the Certificates of Designation), each holder of shares of Preferred Stock will have the option to:

•
cause the Company to redeem all of such holder’s shares of Series C Preferred Stock or Series D Preferred Stock for cash in an amount per share equal to (i) the applicable Optional Redemption Amount plus (ii) 2.5% of the Stated Value, in each case as in effect immediately prior to the Change of Control;

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convert all of such holder’s shares of Series C Preferred Stock or Series D Preferred Stock into the number of shares of Common Stock into which such shares are convertible immediately prior to the consummation of such Change of Control; or

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continue to hold such holder’s shares of Series C Preferred Stock or Series D Preferred Stock, subject to any adjustments to the applicable Conversion Price or the number and kind of securities or other property issuable upon conversion resulting from the Change of Control and to the Company’s or its successor’s optional redemptions rights described above.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company:

•
holders of shares of Series D Preferred Stock will be entitled to receive, prior to any distributions on the Series C Preferred Stock, the Common Stock or other capital stock of the Company ranking junior to the Series D Preferred Stock, an amount per share of Series D Preferred Stock equal to the greater of (i) the Series D Optional Redemption Price then in effect and (ii) the amount such holder would receive in respect of the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible; and

•
holders of shares of Series C Preferred Stock will be entitled to receive, prior to any distributions on the Common Stock or other capital stock of the Company ranking junior to the Series C Preferred Stock, an amount per share of Series C Preferred Stock equal to the greater of (i) the applicable Series C Optional Redemption Price then in effect and (ii) the amount such holder would receive in respect of the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible.

Board Designation Rights. The Series C Certificate of Designation provides that holders of shares of Series C Preferred Stock will have the right, voting separately as a class, to designate (i) two members of the Company’s board of directors (the “Board”) for as long as the shares of Common Stock issuable on conversion of the outstanding shares of Series C Preferred Stock represent at least 15% of the outstanding shares of Common Stock (giving effect to conversion of all outstanding shares of Series C Preferred Stock) and (ii) one member of the Board for as long as the shares of Common Stock issuable on conversion of the outstanding shares of Series C Preferred Stock represent at least 7.5% of the outstanding shares of Common Stock (giving effect to conversion of all outstanding shares of Series C Preferred Stock). The Series D Certificate of Designation provides that holders of Series D Preferred Stock will have the right, voting separately as a class, to designate one member of the Board for as long as the shares of Common Stock issuable on conversion of the outstanding shares of Series D Preferred Stock represent at least 7.5% of the outstanding shares of Common Stock (giving effect to conversion of all outstanding shares of Series D Preferred Stock); provided, however, that the holders of Series D Preferred Stock will not be entitled to designate a member of the Board so long as the holders of Series C Preferred Stock have the right to designate two members of the Board.
The Transaction Agreement separately grants to the Värde Parties substantially identical rights to appoint members of the Board as long as the Värde Parties and their affiliates beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock representing the 15% and 7.5% thresholds of the outstanding Common Stock described above. However, the number of members of the Board the Värde Parties have the right to designate under the Transaction

Agreement will be reduced by the number of directors holders of shares of Preferred Stock have the right to appoint under the Certificates of Designation.
The Board members designated by holders of shares of Preferred Stock pursuant to the Certificates of Designation or by the Värde Parties pursuant to the Transaction Agreement must be reasonably acceptable to the Board and its Nominating and Corporate Governance Committee, acting in good faith, but any investment professional of Värde Parties, Inc. or its affiliates will be deemed to be reasonably acceptable. In addition, such Board designees must satisfy applicable SEC and stock exchange requirements and comply with the Company’s corporate governance guidelines.
Voting Rights; Negative Covenants. In addition to the Board designation rights described above, holders of shares of each series of Preferred Stock will be entitled to vote with the holders of shares of Common Stock, as a single class, on all matters submitted for a vote of holders of shares of Common Stock. When voting together with the Common Stock, each share of Preferred Stock will entitle the holder to a number of votes equal to (i) the applicable Stated Value as of the applicable record date or other determination date divided by (ii) (a) in the case of Series C-1 Preferred Stock, $4.42 (the closing price of the Common Stock on the NYSE American on January 30, 2018), and (b) in the case of Series C-2 Preferred Stock and Series D Preferred Stock, $4.41 (the closing price of the Common Stock on the NYSE American on October 9, 2018).
Each of the Certificates of Designation provides that, as long as any shares of Series C Preferred Stock or Series D Preferred Stock, as applicable, are outstanding, the Company may not, without the prior affirmative vote or prior written consent of the holders of a majority of the outstanding shares of the Series C Preferred Stock or the Series D Preferred Stock, as applicable:

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amend the Company’s articles of incorporation or bylaws in any manner that materially and adversely affects any rights, preferences, privileges or voting powers of the applicable series of Preferred Stock or holders of shares of such series of Preferred Stock;

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issue, authorize or create, or increase the issued or authorized amount of, the applicable series of Preferred Stock, any class or series of capital stock ranking senior to or in parity with such series of Preferred Stock, or any security convertible into or evidencing the right to purchase any shares of such series of Preferred Stock or any such senior or parity securities, other than equity, the proceeds of which, are used to immediately redeem all of the outstanding shares of Preferred Stock of the applicable series pursuant to the Company’s optional redemption rights described above;

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subject to certain exceptions, declare or pay any dividends or distributions on, or redeem or repurchase, or permit any of its controlled subsidiaries to redeem or repurchase, shares of Common Stock or any other shares of capital stock of the Company ranking junior to the applicable series Preferred Stock, subject to certain exceptions;

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authorize, issue or transfer, or permit any of its controlled subsidiaries to authorize, issue or transfer, any equity (including any obligation or security convertible into, exchangeable for or evidencing the right to purchase any such equity) in any subsidiary of the Company other than (i) equity issued or transferred to the Company or another wholly-owned subsidiary of the Company or (ii) equity, the proceeds of which, are used to immediately redeem all of the outstanding shares of the applicable series of Preferred Stock pursuant to the Company’s optional redemption rights described above; or

•
subject to certain exceptions, modify the number of directors constituting the entire the Board at any time when holders of shares of the applicable series Preferred Stock have the right to designate a member of the Board.

The Certificates of Designation further provide that, in the case of the Series C Preferred Stock, as long as shares of Series C Preferred Stock having an aggregate Series C Optional Redemption Price of at least $50 million are outstanding, and in the case of the Series D Preferred Stock, as long as shares of Series D Preferred Stock having an aggregate Series D Optional Redemption Price of at least $19.65 million are outstanding, the Company may not, and may not permit any of its controlled subsidiaries to, without the prior affirmative vote or prior written consent of the holders of a majority of the outstanding shares of the applicable series of Preferred Stock:

•	subject to certain exceptions, incur indebtedness or permit to exist any liens on the assets or properties of the Company or its subsidiaries;

•
enter into, adopt or agree to any “restricted payment” or similar provision that restricts or limits the payment of dividends on, or the redemption of, shares of the applicable series of Preferred Stock under any credit facility, indenture or other similar instrument of the Company that would be more restrictive on the payment of dividends on, or redemption of, shares of the applicable series of Preferred Stock than those existing as of the date on which shares of the applicable series of Preferred Stock were first issued;

•	liquidate or dissolve the company;

•	enter into any material new line of business or fundamentally change the nature of the Company’s business, including any acquisition of oil and gas properties outside the Permian Basin; or

•	enter into certain transactions with affiliates of the Company unless made on an arm’s-length basis and approved by a majority of the disinterested members of the Board.
Transfer Restrictions. The Certificates of Designation provide that shares of Series C-2 Preferred Stock and Series D Preferred stock and shares of Common Stock issued on conversion of shares of the respective Preferred Stock may not be transferred by the holder of such shares, other than to an affiliate of such holder, prior to April 10, 2019. On and after April 10, 2019, such shares will be freely transferable, subject to applicable securities laws.
Other Terms. The Transaction Agreement contains other terms, including representations, warranties and covenants, that are customary for a transaction of this sort.
The foregoing description of the terms of the Certificates of Designation, the Preferred Stock and the Transaction Agreement is not complete and is qualified in its entirety by reference to the full copies of the Series C Certificate of Designation, the Series D Certificate of Designation and the Transaction Agreement filed as Exhibits 3.1, 3.2 and 10.3, respectively, to this Current Report on Form 8-K.
Registration Rights Agreement
On October 10, 2018, in connection with the closing of the issuance of shares of Common Stock, Series C-2 Preferred Stock and Series D Preferred Stock pursuant to the Transaction Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and between the Company and the Värde Parties. Pursuant to the Registration Rights Agreement, among other matters, the Company will be required to file with the SEC a registration statement under the Securities Act registering for resale the shares of Common Stock issued pursuant to the Transaction Agreement and the shares of Common Stock issuable upon conversion of the shares of Series C-2 Preferred Stock and Series D Preferred Stock issued pursuant to the Transaction Agreement. The Registration Rights Agreement also grants to the Värde Parties demand and piggyback rights with respect to certain underwritten offerings of Common Stock and contains customary covenants and indemnification and contribution provisions.
The foregoing description of the terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full copy of the Registration Rights Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under the heading “Amended and Restated First Lien Facility” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth under the heading “Transaction Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities issued or issuable pursuant to the Transaction Agreement were offered and sold in private placements exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 10, 2018, the Company filed the Certificates of Designation with the Secretary of State of the State of Nevada, thereby amending the Company’s articles of incorporation to include the Certificates of Designation effective as of that date. The information set forth under the heading “Transaction Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C-1 9.75% Convertible Participating Preferred Stock and Series C-2 9.75% Convertible Participating Preferred Stock, dated October 10, 2018.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D 8.25% Convertible Participating Preferred Stock, dated October 10, 2018.
10.1
Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 10, 2018, among Lilis Energy, Inc., the subsidiaries of Lilis Energy, Inc. party thereto as guarantors, BMO Harris Bank, N.A., as administrative agent, and the lenders party thereto.

10.2
Amendment No. 6 to Credit Agreement and Amendment No. 1 to Pledge and Security Agreement dated as of October 10, 2018, among Lilis Energy, Inc., the subsidiaries of Lilis Energy, Inc. party thereto as guarantors, Wilmington Trust, National Association, as administrative agent, Värde Partners, Inc., as lead lender, and the other lenders party thereto.

10.3	Transaction Agreement, dated as of October 10, 2018, by and among Lilis Energy, Inc. and the Värde Parties party thereto.
10.4	Registration Rights Agreement, dated as of October 10, 2018, by and among Lilis Energy, Inc. and the Värde Parties party thereto.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2018	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
President, Chief Financial Officer and Treasurer

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